September 16, 2013

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Mobetize Corp. pertaining to our firm  included under Item 4.01 of Form 8-K dated September 16, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP